            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the name and number to give the payer.

------------------------------------------------------------
                                         GIVE THE NAME AND
                                         SOCIAL SECURITY
               FOR THIS TYPE OF ACCOUNT  NUMBER OF--
------------------------------------------------------------

 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, any
                                         one of the
                                         individuals(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under state law
 5.  Sole proprietorship                 The owner(3)
------------------------------------------------------------
------------------------------------------------------------
                                         GIVE THE NAME AND
                                         EMPLOYER
               FOR THIS TYPE OF ACCOUNT  IDENTIFICATION
                                         NUMBER OF--
------------------------------------------------------------
 6.  A valid trust, estate, or pension   The legal entity(4)
     trust
 7.  Corporate account                   The corporation
 8.  Association, club, religious,       The organization
     charitable, educational or other
     tax-exempt organization account
 9.  Partnership account                 The partnership
10.  A broker or registered nominee      The broker or
                                         nominee
11.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A TAXPAYER IDENTIFICATION NUMBER

    Persons without a taxpayer identification number should apply for one and write "Applied for" in Part 1 of Substitute Form W-9. Individuals should file Form SS-5, Application for a Social Security Card (or, in the case of resident aliens who do not have and are not eligible for Social Security numbers, Form W-7, Application for Individual Taxpayer Identification Number). Corporations, partnerships or other entities should file Form SS-4, Application for Employer Identification Number. Form SS-5 may be obtained from local Social Security Administration offices. Forms W-7 and SS-4 may be obtained from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

NOTE: Writing "Applied for" in Part 1 means that you have already applied for a TIN or that you intend to apply for one soon.

     The following persons are exempt from backup withholding on payments from the sale of Shares pursuant to the Offer:

    - A corporation.

    - An organization exempt from tax under Section 501(a) of the Internal Revenue Code.

    - An individual retirement plan ("IRA").

    - A custodial account under Section 403(b)(7) of the Internal Revenue Code.

    - The United States or any of its agencies or instrumentalities.

    - A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    - A foreign government or any of its political subdivisions, agencies or instrumentalities.

    - A foreign central bank of issue.

    - A dealer in securities or commodities required to register in the United States or a possession of the United States.

    - A futures commission merchant registered with the Commodities Futures Trading Commission.

    - A real estate investment trust.

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A common trust fund operated by a bank under Section 584(a) of the Internal Revenue Code.

    - A financial institution.

    - A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker.

     Such persons should nevertheless complete Substitute Form W-9 to avoid possible erroneous withholding. An exempt person should enter the correct TIN in part I, write "Exempt" in Part II, and sign and date the form.

PRIVACY ACT NOTICE. -- Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of individuals' tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to states, cities and the District of Columbia to help carry out their tax laws.

Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.